Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report dated 19 October 2022, with respect to the consolidated financial statements of Arq Limited included in Amendment No.1 to the Current Report on Form 8-K/A dated 2 March 2023 of Advanced Emissions Solutions, Inc.

/s/ Ernst & Young LLP
London, United Kingdom
2 March 2023